EXHIBIT 23.2
        CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT PUBLIC ACCOUNTANTS




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Knight Transportation, Inc. and management's report on the effectiveness of internal control over financial reporting dated March 15, 2005, appearing in the Annual Report on Form 10-K/A of Knight Transportation, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Phoenix, AZ
July 12, 2005